Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-74398, the Registration Statement Form S-8 No. 333-96179, the Registration Statement Form S-8 No. 333-41960, the Registration Statement Form S-8 No. 333-113824, and the Registration Statement Form S-3 No. 333-111060 of our report dated February 25, 2005, with respect to the consolidated financial statements included herein, and with respect to the financial statement schedule included in this Annual Report (Form 10-K) of The Knot, Inc. at December 31, 2004.

Ernst & Young LLP New York, New York March 21, 2005